UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)    May 31, 2005

                          ON THE GO HEALTHCARE, INC.
            (Exact name of registrant as specified in its charter)

   DELAWARE                      333-61538                 98-0231687
---------------             --------------------    -------------------
(State or Other                 (Commission          (IRS Employer
Jurisdiction of                 File Number)           Identification
 Incorporation)                                                   No.)

                         85 Corstate Avenue, Unit #1
                              Concord, Ontario
                               Canada L4K 4Y2
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code:  (905) 760-2987

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM  1.01   ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

On May 31, 2005, we entered into a non-binding Letter of Intent for the acquisition of Infinity Technologies, Inc. During the period of negotiations, we have agreed with Infinity to not disclose the details of the negotiations and Infinity has agreed to provide reasonable access to all of the financial records and other information in connection with our due diligence review. Further, Infinity has agreed to not directly or indirectly solicit or encourage the submission of offers from or negotiate with or in any manner encourage any proposal from any other person or group relating to the sale of all or any portion of the capital stock or assets of Infinity.

Per the non-binding Letter of Intent, on closing the proposed transaction, we will pay $1,000,000 in cash and will issue restricted shares of our stock in exchange for all outstanding shares of Infinity.

The description of the proposed acquisition contained herein is qualified in its entirety by reference to the Letter of Intent, attached to this current report on Form 8-K as Exhibit 10.1, which is incorporated by reference.


EXHIBIT NUMBER          DESCRIPTION

10.1 Letter of Intent between On The Go Healthcare, Inc. and Infinity Technologies Inc. for the Acquisition of Infinity Technologies Inc. dated May 31, 2005.




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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ON THE GO HEALTHCARE, INC.
                                       (Registrant)



Date: June 6, 2005                       /s/ Stuart Turk
                                     ----------------------------------
                                      Name:  Stuart Turk
                                      Title: President and
                                             Chief Executive Officer

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